Exhibit 99.1

Aspire Biopharma, Inc., and PowerUp Acquisition Corp. Announce Business Combination Agreement to Create Nasdaq-listed Biopharmaceutical Company Driving Breakthrough Innovations in FDA Approved Drugs, Nutraceuticals and Supplements

Highlights

●	Transaction Valuation: The transaction values Aspire Biopharma, Inc. at a pre-money equity value of approximately $316 million.

●	Industry-Leading Platform: Aspire is focused on developing a pipeline of products utilizing its novel delivery mechanisms to enhance the efficacy of “do no harm” FDA approved drugs, nutraceuticals and supplements.

●	Innovative Drug Delivery Technology: Aspire’s patented and patent-pending delivery system includes components specifically formulated to allow rapid sublingual absorption of drugs directly into the blood stream, thus on first pass, avoiding the gastrointestinal tract and liver, mitigating unwanted toxicity of this critical organ.

●	Growth and Innovation: Anticipated proceeds from the transaction are expected to further fuel Aspire’s strategic growth plan to accelerate the development of its differentiated pipeline and finance several key therapeutic programs to data announcements.

●	Strategic Leadership: Kraig Higginson, CEO, and the senior management team are expected to continue in their respective leadership roles.

●	Business Combination is expected to be completed at the end of Q4 2024 or the beginning of Q1 2025.

Humacao, PR and New York, NY, September 3, 2024 – Aspire Biopharma, Inc. (“Aspire” or the “Company”), a developer of a multi-faceted patent protected disruptive drug delivery mechanism technology, and PowerUp Acquisition Corp. (Nasdaq: PWUP), a Nasdaq Global Market® listed special purpose acquisition company, (“PowerUp”), have entered into a definitive agreement and plan of merger (the “Merger Agreement”). The proposed business combination (the “Business Combination”) is subject to customary closing conditions, including regulatory and stockholder approvals. The combined public company is expected to be named “Aspire Biopharma Holdings, Inc.” and plans to list its common stock on Nasdaq under the new ticker symbol “ASPH”, subject to the approval of its listing application.

Kraig Higginson, Chief Executive Officer of Aspire, commented, “We have several significant initiatives on the horizon, and we are truly looking forward to working with Suren Ajjarapu and his team as the combined company is set to deliver Aspire’s innovative, patent-pending technology to a large addressable market. As we step into this next phase of our growth, I’m incredibly proud of what our team has accomplished over the past year in building a strong foundation. With an innovative product tailored to address many of the shortcomings of existing drug and nutraceutical formulations, Aspire is ready for the next big leap. Our partnership with the PowerUp team will help us share our product vision with the world and pave the way for the launch of our first product, Instaprin™.”

Suren Ajjarapu, Chief Executive Officer of Powerup, said “We aim to partner with outstanding and proven management teams and operating companies that are pioneering new technologies and leading the way in their market sectors; for these reasons and many others, Aspire was a perfect fit for us. We look forward to working with Kraig and the Aspire team as they move into their next phase of expansion and growth.”

Aspire Overview

Aspire Biopharma, Inc. is a privately held, early-stage biopharmaceutical technology company founded in 2021. The Company is engaged in the business of developing and marketing a disruptive technology for novel delivery mechanisms for “do no harm” FDA approved drugs, nutraceuticals and supplements. Aspire has developed and acquired technologies that are a Novel Soluble Formulation which address emergencies and drug efficacy, dosage management, patient compliance and safety and rapid response and absorption time when required and desired.

Instaprin™: “Instant Aspirin” - Aspire’s Expected Launch Product

Aspire had historically focused on the delivery of aspirin, which may be the most studied and accepted analgesic and anti-inflammatory. However, current aspirin applications have limitations due to side effects from acidity.

Instaprin™, which addresses cardiology emergencies and pain management, is a granular or powder formulation of a soluble, Ph neutral, fast acting aspirin. Benefits of “instant absorption” aspirin are to stop heart attack and stroke; allow high dose absorption for pain management including quick headache relief, post-surgery, cancer pain management, and general pain relief. Aspire currently plans to file a 505(b)(2) New Drug Application with the U.S. Food and Drug Administration (“FDA”) for Instaprin™. The 505(b)(2) pathway specifically benefits new drugs that are similar to already approved drugs but have slight variations in formulation or administration routes. Aspire can reference the safety and efficacy data of the original innovator drug which can accelerate the approval process and reduce associated costs.

Aspire’s Development Pipeline

In addition to the Company’s lead candidate Instaprin™, Aspire has numerous pharmaceutical and nutraceutical applications under development in the following areas, including but not limited to a proprietary Viagra/Cialis combination product which is faster acting, requiring decreased dosages with the benefit of a longer half-life, various bi-hormonal drugs such as testosterone, estrogen and weight loss drugs, traumatic brain injury drugs, and thyroid drugs, among others.

Business Combination Overview

The boards of directors of PowerUp and Aspire have approved the Business Combination, subject to, among other things, the approvals by stockholders of PowerUp and Aspire and satisfaction or waiver of the other conditions outlined in the Merger Agreement.

Net proceeds from the Business Combination are expected to enable Aspire to further expand the internal development of new product offerings, accelerate strategic partnerships and “Fast Track” Instaprin, a “do no harm” aspirin medication through the FDA and regulatory agencies. Under the terms of the Merger Agreement, Aspire’s existing shareholders will continue to own in excess of a majority of the post-combination company upon consummation of the Business Combination.

Additional information about the Business Combination, including a copy of the Merger Agreement, will be provided in a Current Report on Form 8-K to be filed by PowerUp with the U.S. Securities and Exchange Commission (the “SEC”) and available at www.sec.gov.

Advisors

Dykema Gossett, PLLC serves as legal counsel to PowerUp Acquisition Corp.

Sichenzia Ross Ference Carmel LLP serves as legal counsel to Aspire BioPharma, Inc.

About Aspire Biopharma, Inc.

Headquartered in Humacao, Puerto Rico, Aspire Biopharma has developed a disruptive technology through a Novel Soluble Formulation which addresses emergencies, drug efficacy, dosage management, and response time. For more information, please visit www.aspirebiolabs.com.

About PowerUp Acquisition Corp.

PowerUp Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The management team is led by Mr. Surendra Ajjarapu, Chief Executive Officer.

Important Information for Investors and Shareholders

In connection with the Business Combination, PowerUp intends to file with the SEC a registration statement on Form S-4 (the “Registration Statement”), which will include a preliminary proxy statement/prospectus with respect to securities to be issued in connection with the Business Combination and which will be distributed to holders of PowerUp’s ordinary shares in connection with PowerUp’s solicitation of proxies for the vote by PowerUp’s stockholders with respect to the Business Combination and other matters to be described in the Registration Statement (the “Proxy Statement”). After the SEC declares the Registration Statement effective, PowerUp plans to file the definitive Proxy Statement with the SEC and to mail copies to stockholders of PowerUp as of a record date to be established for voting on the Business Combination. This press release does not contain all the information that should be considered concerning the Business Combination and is not a substitute for the Registration Statement, Proxy Statement or for any other document that PowerUp may file with the SEC. Before making any investment or voting decision, investors and security holders of PowerUp and Aspire are urged to read the Registration Statement and the Proxy Statement, and any amendments or supplements thereto, as well as all other relevant materials filed or that will be filed with the SEC in connection with the Business Combination in their entirety, as they become available, because they will contain important information about Aspire, PowerUp, and the Business Combination.

Investors and security holders will be able to obtain free copies of the Registration Statement, the Proxy Statement and all other relevant documents filed or that will be filed with the SEC by PowerUp through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by PowerUp may be obtained free of charge by directing a request to PowerUp at 188 Grand Street, #195 New York, NY 10013, or by telephone at (347) 313-8109.

Participants in the Solicitation

Aspire, PowerUp, and their respective directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from PowerUp’s stockholders in connection with the Business Combination. For more information about the names, affiliations and interests of PowerUp’s directors and executive officers, please refer to PowerUp’s Annual Report on Form 10-K filed with the SEC on March 11, 2024, the Registration Statement, the Proxy Statement and other relevant materials filed with the SEC in connection with the Business Combination, when they become available. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, which may, in some cases, be different than those of PowerUp’s stockholders generally, will be included in the Registration Statement and the Proxy Statement, when they become available. Stockholders, potential investors and other interested persons should read the Registration Statement and the Proxy Statement carefully, when they become available, before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation

This press release is for information purposes only and shall not constitute a “solicitation” as defined in Section 14 of the Securities Exchange Act of 1934, as amended. This document shall not constitute, or form part of, an offer, invitation, or the solicitation of an offer or invitation to buy or a recommendation to purchase or otherwise acquire any securities, or a solicitation of any vote, consent or approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. No offering of securities in the Business Combination shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

Safe Harbor Statement Regarding Forward-Looking Statements

Certain statements made in this communication are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by the use of words such as “estimate,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “potential,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions). These forward-looking statements include, but are not limited to, statements regarding the financial position, business strategy and the plans and objectives of management for future operations of the combined public company, including as they relate to the Potential Business Combination and related transactions, pricing and market opportunity, the completion of the Potential Business Combination and related transactions, the level of redemptions by PowerUp’s public shareholders and the timing of the completion of the Business Combination, including the anticipated closing date of the Business Combination and the use of the cash proceeds therefrom. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of PowerUp’s and Aspire’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the inability to meet the closing conditions to the Business Combination, including the occurrence of any event, change or other circumstances that could give rise to the termination of any definitive agreement relating to the Business Combination; the inability to complete the Business Combination due to the failure to obtain approval of PowerUp’s stockholders, the failure to achieve any minimum cash condition contained in the Merger Agreement, or the failure to meet initial listing standards in connection with the consummation of the Business Combination; costs related to the Business Combination; a delay or failure to realize the expected benefits from the Business Combination; risks related to disruption of management’s time from ongoing business operations due to the Business Combination; the impact of any current or new government regulations affecting Aspire’s operations; failure to protect intellectual property; breaches in data security; the risk that Aspire may not be able to develop and maintain effective internal controls; unfavorable changes to the regulatory environment; and other risks and uncertainties indicated in PowerUp’s most recent Annual Report on Form 10-K, and in PowerUp’s other filings with the SEC. PowerUp and Aspire caution that the foregoing list of factors is not exhaustive.

There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. All information set forth herein speaks only as of the date hereof, and PowerUp and Aspire disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication, except as required by law.

Aspire Biopharma, Inc. Contact:

TraDigital IR

Kevin McGrath

+1-646-418-7002

kevin@tradigitalir.com

Powerup Acquisition Corp. Contact:

Suren Ajjarapu

Chairman and Chief Executive Officer

Suren@SRIRAMAAssociatesLLC.onmicrosoft.com

347-313-8109

SOURCE: PowerUp Acquisition Corp.